Exhibit 23.2

Gary S. Joiner

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

Ph: 303 494 3000

Fx: 303 494 6309

October 27, 2004

China North East Petroleum Holdings Limited

Room 3505-06, 35F Edinburgh Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Re:

Registration Statement on Form S-8

To the Company:

We hereby consent to being named in your Registration Statement on Form S-8 as the attorneys who will pass on legal matters in connection with the sale of the shares referred to therein, and to the filing of our opinion as an Exhibit to the Registration Statement.

Very truly yours

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

/s/ Gary S. Joiner